SQUIRE, SANDERS & DEMPSEY L.L.P.

                                                4900 Key Tower
                                                127 Public Square
                                                Cleveland, Ohio  44114-1304

                                                Office:  +1.216.479.8500
                                                Fax:     +1.216.479.8780
SQUIRE    |   LEGAL
SANDERS   |   COUNSEL
          |   WORLDWIDE

                                   May 1, 2003



First Investors Management Company, Inc.
95 Wall Street
New York, New York  10005-4297

         Re:   First Investors Multi-State Insured Tax-Free Fund
               -------------------------------------------------

Gentlemen:

         We hereby consent to the use of our name and the reference of our firm in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax-Free Fund and the related Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                            Very truly yours,


                                            /s/ Squire, Sanders & Dempsey L.L.P.